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EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-12107, 333-15237, 333-88077 and 333-88079) of
our report dated September 29, 1998, which appears in ACE*COMM Corporation's Annual Report on Form 10-K for the year ended June 30, 2000.




PricewaterhouseCoopers LLP

Washington, D.C.
September 28, 2000